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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY
                             (As of April 30, 2005)

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                                                  State or Jurisdiction
          Subsidiaries                             of Incorporation
-------------------------------------      -------------------------------------
J.M. Smucker LLC                           Ohio Limited Liability Company
Smucker Fruit Processing Company           California
The Dickinson Family, Inc.                 California
J.M. Smucker (Pennsylvania), Inc.          Pennsylvania
Mary Ellen's Incorporated                  Ohio
Sunberry Farms, Inc.                       Ohio
Smucker Quality Beverages, Inc.            California
Juice Creations Co.                        Ohio
Knudsen & Sons, Inc.                       Ohio
After the Fall Products, Inc.              Ohio
Santa Cruz Natural Incorporated            California
Alternative Attitudes, Inc.                Ohio
Rocket Juice Company                       California
Smucker Holdings, Inc.                     Ohio
Simply Smucker's, Inc.                     Ohio
Smucker Direct, Inc.                       Ohio
Smucker Latin America, Inc.                Ohio
Smucker U.K., Inc.                         Ohio
J.M. Smucker de Mexico, S.A. de C.V.       Mexico (domesticated in Delaware)
Smucker Hong Kong Limited                  Hong Kong, Peoples' Republic of China
J.M. Smucker (Scotland) Ltd.               Scotland
Smucker - IMC, Inc.                        Delaware
Fantasia Confections, Inc.                 California
IMC North America, Inc.                    Delaware
IMC U.S., Inc.                             Delaware
Inversiones 91060, C.A.                    Venezuela
Martha White Foods, Inc.                   Delaware
Multifoods Bakery International, Inc.      Delaware
Smucker Brands, Inc.                       Delaware
Smucker Bakery Manufacturing, Inc.         Delaware
RHM Corporation                            Nova Scotia, Canada
RHM Management Inc.                        Ontario, Canada
RHM Canada LP                              Ontario, Canada
Smucker Foods of Canada Co.                Nova Scotia, Canada
1451518 Ontario Ltd.                       Ontario, Canada
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